KMP FUTURES FUND I LLC

c/o Kenmar Preferred Investments, LLC

680 Fifth Avenue, Suite 1901, New York, New York 10019

January 03, 2017

Re: Partnership Consolidation and Distribution Plan; Delegation to Gemini Alternative Funds, LLC

Dear Member,

We are writing to inform you of recent developments relating to KMP Futures Fund I LLC (the “Fund”):

I.	Partnership Consolidation and Distribution Plan

After reviewing the strategy and current asset level of the Fund, Kenmar Preferred Investments, LLC, the managing member of the Fund (the “Managing Member”), has determined that it would be in the best interest of the Fund for its assets to be consolidated with another fund operated by the Managing Member employing the same trading strategy. Specifically, the Managing Member will be investing all the Fund’s assets with World Monitor Trust Ill (“WMT Ill”).

On or before January 31, 2017, the Managing Member intends to contribute the Fund’s assets, including all the Fund’s cash, to WMT III in exchange for units of beneficial ownership in Class III of Series J (“WMT Ill Units”). Following the close of business on January 31, 2017, the Managing Member will effect a pro rata in-kind distribution of the WMT III Units to all of the Fund’s Members as of that date resulting in all investors in the Fund receiving a direct ownership interest in WMT III. Immediately thereafter the Fund will be dissolved and terminated in accordance with the terms of its operating agreement.

The Managing Member believes that consolidating these similarly situated funds will provide economies of scale for the Fund and WMT III, resulting in greater operational efficiency and fixed cost savings for all investors. The Managing Member anticipates that the aggregate fees and expenses associated with an investment in the WMT III Units will be equal to or less than those associated with the Fund, and certain fixed operating expenses will be reduced as a result of the consolidated fund’s larger asset base.

As a Member, you are reminded of your right to withdraw all of your interests in the Fund as of the last business day of any month (a “Withdrawal Date”) at the final net asset value on the Withdrawal Date. You may withdraw your interests by providing written notice on the appropriate form to the Managing Member at least five business days before the end of January or any subsequent month.

Members who do not elect to withdraw their interest in the Fund prior to January 31, 2017 will receive WMT III Units in Class III as of such date. If you have any questions regarding the aforementioned consolidation plan, please do not hesitate to contact the Managing Member at 212-596-3480.

2.	Delegation to Gemini Alternative Funds, LLC

The Managing Member (in its capacity as managing owner of WMT III, hereinafter, the “Managing Owner”), has determined to delegate certain functions to Gemini Alternative Funds, LLC, a Nebraska limited liability company (“Gemini”), and plans to enter into a co-commodity pool operator and delegation agreement with Gemini on behalf of WMT III (the “Agreement”). The Agreement is expected to become operative with respect to WMT III as of January 31, 2017.

Pursuant to the Agreement, Gemini will act as co-commodity pool operator, together with the Managing Owner, for WMT III. As co-commodity pool operator, Gemini will provide services to WMT III, including, but not limited to, preparation and distribution of certain unitholder communications; assistance with updating periodic regulatory filings; assistance in opening and operating WMT Ill’s bank accounts; and maintenance of its books and records.

Following entry into the Agreement, WMT III expects to access the various advisors available on Gemini’s platform; namely, Galaxy Plus Fund LLC, which is an “umbrella fund” having multiple series (“Galaxy Plus”), each of which is referred to as a “Galaxy Fund.” Each Galaxy Fund has its own clearly-defined investment objective and strategies that are implemented by an independent trading advisor. Gemini is the managing member of Galaxy Plus. Galaxy Plus maintains separate and distinct records for each Galaxy Fund and the assets associated with any Galaxy Fund will be held (directly or indirectly, including through a nominee or otherwise) and accounted for separately from the assets of Galaxy Plus or any other Galaxy Fund. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Galaxy Fund will be enforceable against the assets of such Galaxy Fund only, and not against the assets of Galaxy Plus generally or the assets of any other Galaxy Fund, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Galaxy Plus generally or any other Galaxy Fund will be enforceable against the assets of such Galaxy Fund.

Please see the enclosed copy of WMT Ill’s Information Statement, which provides additional information regarding the matters referenced in this letter.

If you have any questions the changes discussed herein, please do not hesitate to contact the Managing Member at 212-596-3480.

Sincerely,

James Parrish

President

Kenmar Preferred Investments, LLC

WORLD MONITOR TRUST III

INFORMATION STATEMENT

Relating to Class III Units in Series J

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT.

This information statement does not constitute an offer or solicitation in any jurisdiction in which such an offer or solicitation is not lawful or authorized or in which the person making such offer or solicitation is not qualified to do so. The circulation and distribution of this information statement in certain jurisdictions is restricted by law. Prospective investors should inform themselves as to the legal requirements and tax consequences with respect to the acquisition, holding or disposal of Units. Neither this information statement nor any of the accompanying documents may be reproduced in whole or in part, nor may they be used for any purpose other than that for which they have been submitted, without the prior written consent of the Managing Owner (as defined below).

The contents of this information statement should not be construed as investment, legal or tax advice. Accordingly, prospective investors should seek independent investment, legal and tax advice concerning the consequences of maintaining an investment in the Trust (as defined below).

KENMAR PREFERRED INVESTMENTS, LLC,

MANAGING OWNER

The following summary does not purport to be complete and is qualified in its entirety by the information contained in the Fifth Amended and Restated Declaration of Trust and Trust Agreement, dated as of March 31, 2010 (the “Declaration of Trust”) and the material contracts of the Trust.

The Trust

World Monitor Trust III (the “Trust”) was formed as a Delaware statutory trust on September 28, 2004, in separate series of beneficial interest (each, a “Series”). This information statement describes the material terms of units of beneficial ownership in class III (“Class III”) of Series J (the “Units”). (All references to the Units herein are to Class III Units, unless otherwise provided.) The Trust may issue additional series and classes of Units in the future.

The Trust’s principal mailing address is 610 Fifth Avenue #5537, P.O. Box 5537, New York, New York 10185, telephone number (212) 596-3480. The Trust commenced investment operations in December 2005.

Investment Objective and Strategy

The Trust:

●	through allocations to multiple Advisors (as defined below), engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions; and

●	has an investment objective of increasing the value of its Units over the long term (capital appreciation), while controlling risk and volatility.

To attempt to achieve its investment objective, the Trust will allocate its assets to one or more commodity trading advisors (each, an “Advisor” and collectively, the “Advisors”). Each Advisor manages the portion of the assets of the Trust allocated to such Advisor and makes the trading decisions in respect of the assets allocated to such Advisor. The Managing Owner may terminate any current Advisor or select new trading advisors from time to time in its sole discretion. In the future, the Managing Owner may determine to access certain Advisors through separate investee pools.

Galaxy Plus Fund LLC; Accessing the Advisors

The Trust currently accesses Advisors through the various series of CTA Choice Fund LLC (the “Company”), an “umbrella fund” having multiple series, each of which is referred to herein as a “CTA Fund.” Each CTA Fund has its own clearly-defined investment objective and strategies that are implemented by a trading advisor selected by the Company’s managing member who is an affiliate to the Managing Owner, Clarity Managed Account & Analytics Platform, LLC (the “Managing Member”). The Managing Member intends to enter into an Assignment and Assumption Agreement (the “Agreement”) with Galaxy Plus Fund LLC, a Delaware statutory series limited liability company (“Galaxy Plus”) effective January 31, 2017. Under the Agreement the Managing Member desires to assign Galaxy Plus all the rights and obligations under the Company.

The Trust expects to access the Advisors in the future through various series of Galaxy Plus. Galaxy Plus is an “umbrella fund” having multiple series, each of which is referred to herein as a “Galaxy Fund.” Each Galaxy Fund has its own clearly-defined investment objective and strategies that are implemented by a trading advisor. Gemini Alternative Funds, LLC, a Nebraska limited liability company, is the managing member of Galaxy Plus.

Galaxy Plus maintains separate and distinct records for each Galaxy Fund and the assets associated with any Galaxy Fund will be held (directly or indirectly, including through a nominee or otherwise) and accounted for separately from the assets of Galaxy Plus or any other Galaxy Fund. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Galaxy Fund will be enforceable against the assets of such Galaxy Fund only, and not against the assets of Galaxy Plus generally or the assets of any other Galaxy Fund, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Galaxy Plus generally or any other Galaxy Fund will be enforceable against the assets of such Galaxy Fund.

The Managing Owner may withdraw from any Galaxy Fund or select new trading advisors or new trading programs of the Advisors by investing in other

Galaxy Funds or other funds or investment vehicles from time to time in its sole discretion.

The Trustee

Wilmington Trust Company (the “Trustee”), a Delaware banking corporation, serves as the Trust’s trustee. Under the Trust’s Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Trustee has only nominal duties and liabilities to the Trust.

The Managing Owner

Kenmar Preferred Investments, LLC (formerly, Kenmar Preferred Investments, L.P., and before that, Kenmar Preferred Investments Corp., the “Managing Owner”), a limited liability company organized under the laws of the State of Delaware, serves as the Trust’s managing owner and co-commodity pool operator. The Managing Owner’s principal mailing address is 610 Fifth Avenue #5537, P.O. Box 5537, New York, New York 10185, telephone number (212) 596-3480.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”), under the Commodity Exchange Act, as amended (the “CEA”), and is a member of the National Futures Association (the “NFA”). The Managing Owner is also registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Managing Owner has substantial experience in selecting and monitoring trading advisors, asset allocation and overall portfolio design using quantitative and qualitative methods. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. The Trust has access to global futures, forward (including interbank foreign currencies) and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.

In addition to selecting Advisors, the Managing Owner monitors the trading activity and performance of each Advisor and adjusts the overall leverage at which the Trust trades. The commitment of the Trust to its Advisor(s) may exceed 100% of the Trust’s total equity if the Managing Owner decides to strategically allocate notional equity to such Advisor(s). This may result in increased profits or larger losses than would otherwise result. There likely will be periods in the markets during which it is unlikely that any Advisor will be profitable. By having the ability to leverage the Trust’s market commitment to below its actual equity during such periods, the Managing Owner could help preserve capital while awaiting more favorable market cycles. The Managing Owner currently leverages the Trust at 120%.

The Managing Owner, or its designee, also performs ongoing due diligence with respect to the Advisors. If the Managing Owner determines that an Advisor has departed from its program or stated trading methodology or has exceeded its stated risk parameters, the Managing Owner, on behalf of the Trust, will take such actions as it deems appropriate, which may include terminating the Advisor’s trading on behalf of the Trust. Similarly, if the Managing Owner’s ongoing due diligence leads the Managing Owner to determine that it is in the best interests of the Trust to terminate an Advisor’s trading on behalf of the Trust, it will do so in its sole discretion. If the Managing Owner concludes, based upon its perception of market or economic conditions, that it is appropriate to allocate assets of the Trust to a different trading program run by an Advisor, it will do so. The Managing Owner may terminate the current Advisors or select new trading advisors for the Trust from time to time in its sole discretion.

The Co-CPO

Gemini Alternative Funds, LLC (“Gemini” and together with the Managing Owner, the “Co-CPOs”), a limited liability company organized under the laws of the State of Nebraska, serves as the Trust’s co-commodity pool operator pursuant to a co-commodity pool operator and delegation agreement. Gemini’s principal office is located at 209 W. Jackson, Suite 804, Chicago, Illinois 60606, telephone number (312) 985-0401.

Gemini is registered as a commodity pool operator with the CFTC, under the CEA, and is a member of the NFA.

The books and records of the Trust will be maintained at the Trust’s principal office, 680 Fifth Avenue, Suite 1901, New York, New York 10019, telephone number (914) 307-7000, as well as the offices of the Administrator (as defined below), at 80

Arkay Drive, Suite 110, Hauppauge, New York 11788. Unitholders will have the right, during normal business hours, to have access to and copy (upon payment of reasonable reproduction costs) such books and records in person or by their authorized attorney or agent. Each month, the Co-CPOs will distribute reports to all Unitholders setting forth such information as the CFTC and the NFA, may require to be given to the participants in commodity pools and any such other information as the Co-CPOs may deem appropriate. There will similarly be distributed to investors, generally by March 31, certified audited financial statements and the tax information necessary for the preparation of Unitholder’s annual federal income tax returns.

The Selling Agent and Correspondent Selling Agents

Kenmar Securities, LLC (formerly, Kenmar Securities, LP, and before that, Kenmar Securities Inc., the “Selling Agent”), a Delaware limited liability company and an affiliate of the Managing Owner, acts as the selling agent for the Trust. The Trust and the Managing Owner have appointed and intend to continue to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) as additional selling agents (the ”Correspondent Selling Agents”). The Trust and the Managing Owner are not currently selling the Units of the Trust.

The Administrator

Gemini Hedge Fund Services, LLC (“Gemini Hedge” or the “Administrator”), a Nebraska limited liability company located at 80 Arkay Drive, Suite 110, Hauppauge, New York 11788, has been retained by the Trust to serve as the Trust’s administrator and provide certain administration and accounting services pursuant to a services agreement (the “Services Agreement”). Gemini Hedge also calculates the Net Asset Value of the Trust and the Net Asset Value per Unit. “Net Asset Value” of the Trust is the total assets in the Trust less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The “Net Asset Value per Unit” is the Net Asset Value of the Trust divided by the total number of outstanding Units.

Auditors

Arthur F. Bell, Jr. & Associates, L.L.C. serves as the independent auditor of the Trust.

Counsel

Alston & Bird LLP (“Alston”) is legal counsel to the Trust and the Managing Owner. Alston also serves as U.S. legal counsel to various affiliates of the Managing Owner and other investment vehicles managed by it. Accordingly, certain conflicts of interest exist and may arise.

Conflicts of Interest

The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.

THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Management Fee

With respect to the Class III Units, the Trust pays to the Managing Owner in advance a monthly management fee equal to 1/12th of 6.0% (6.0% per annum) of the Net Asset Value (defined below) of the Class III Units of the Trust as of the beginning of the month.

“Net Asset Value” is the total assets in the Trust less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

The Managing Owner may pay various servicing agents a fee, with such fee deducted from the management fee to be paid by the Trust to the Managing Owner. Unitholders will not pay a higher fee as a result of this arrangement.

Advisors’ Fees

The Trust pays the Advisors a monthly base fee in arrears based on the assets under management of the particular Advisor generally in an amount equal to between 1.00% and 2.00% per annum. The aggregate Advisors’ base fees paid by the Trust are expected roughly to approximate the weighted average of the Advisors’ base fees or 1.50%.

The Trust generally pays each Advisor an incentive fee based on the New High Net Trading Profits (defined below) generated by the applicable Galaxy Fund, including realized and unrealized gains and losses, as of the close of business on the last day of each calendar quarter in an amount generally equal to between 20.0% and 25.0%. The Trust will pay such incentive fee separately with respect to each of its Advisors based on New High Net Trading Profits generated by the applicable Galaxy Fund, regardless of the profitability of the Trust as a whole. The incentive fees will be accrued monthly and paid quarterly in arrears.

“New High Net Trading Profits” (for purposes of calculating an Advisor’s incentive fees) will accrued monthly and paid as the close of business of the last day of each calendar quarter (the “Incentive Measurement Date”) and will include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (or, with respect to the first Incentive Measurement Date, since commencement of operations of the Trust or the date the Advisor commenced trading activities for the Trust) (each, an “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Advisor’s trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions), and will be calculated after the determination of certain transaction costs attributable to the Advisor’s trading activities and the Advisor’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period. New High Net Trading Profits will not include interest earned or credited on the assets allocated to the Advisor.

New High Net Trading Profits will be generated only to the extent that the cumulative New High Net Trading Profits achieved by the Galaxy Fund exceed the highest level of cumulative New High Net Trading Profits achieved by such Galaxy Fund as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated.

If a withdrawal or distribution occurs or if the Advisor’s advisory agreement with the relevant Galaxy Fund is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination will be treated as if it were an Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions allocated to the Advisor in an Incentive Measurement Period, distributions or redemptions paid or payable from the Advisor’s account during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (and any loss carryforward attributable to the Advisor will be reduced in the same proportion that the value of the assets allocated away from the Advisor comprises of the value of the assets allocated to the Advisor prior to such allocation away from the Advisor). In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Administrator’s Fees

The Administrator will receive a monthly fee from the Trust, subject to a monthly minimum fee. Certain other out-of-pocket expenses of the Administrator, as well as applicable data, communication and technology-related charges may also be charged to the Trust or its Managing Owner in accordance with the Services Agreement.

Brokerage Commissions and Fees

The Trust pays to the clearing brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with the Trust’s trading activities. These activities are charged indirectly through the Galaxy Funds and are reflected within the respective net asset values of each of the Galaxy Funds.

On average, total charges paid to the clearing brokers are expected to be less than $10.00 per round-turn trade, although the clearing broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency of each Advisor, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time to time.

Give-up fees are currently estimated to be $0.75 per contract on a per-side basis. Mark-ups and bid-ask spreads are generally incorporated by counterparties into the prices of the over-the-counter and foreign exchange transactions. The bid-ask spread is generally two to five percentage in points (“pip”) (where one pip is equal to 1/100th of 1%) for major currencies and five to eight pips for other over-the-counter forward contracts. Brokerage commissions are currently estimated to be 0.54% of the Net Asset Value of the Trust. Based upon the Advisors’ historical trading activities, the Managing Owner does not expect brokerage commissions and fees to exceed 1.50% of the Net Asset Value of the Trust’s Net Asset Value in any year.

Routine Operational, Administrative and Other Ordinary Expenses

The Trust pays directly or indirectly all of its routine operational, administrative and other ordinary expenses and its allocable share of all routine operational, administrative and other ordinary expenses of the Trust generally, as determined by the Managing Owner including, but not limited to, (i) legal, bookkeeping, accounting, custodial, administration (including, without limitation, the costs and expenses of the Administrator), auditing, tax preparation charges and related charges of the Trust (including reimbursement of the Managing Owner on a reasonable time-spent basis, for certain legal, accounting, administrative and registrar and transfer agent work performed by certain of the Managing Owner’s personnel for and on behalf of the Trust), as well as printing and other related expenses, (ii) investment related expenses, including, but not limited to brokerage commissions, “bid-ask” spreads, mark-ups, margin interest and other transactional charges and clearing fees, as well as banking, sales and purchase commissions and charges and exchange fees, fees and charges of other custodians and clearing agencies, interest and commitment fees on loans and debit balances, income taxes, withholding taxes, transfer taxes and other governmental charges and duties, and other transactional charges and clearing fees incurred by the Advisor(s) on behalf of the Trust, the Trust’s pro rata share of the expenses of any Galaxy Fund into which it invests, and any due diligence expenses incurred in selecting and monitoring the Advisor(s) and any Galaxy Fund, (iii) operational and overhead expenses of the Trust, including, but not limited to, photocopying, postage, and telephone expenses, (iv) preparation of monthly, quarterly, annual and other reports required by applicable federal and state regulatory authorities, (v) the Trust’s meetings and preparing, printing and mailing of proxy statements and reports to Unitholders, (vi) client relations and services, and (vii) computer equipment, system maintenance and other technology-related expenses.

Extraordinary Fees and Expenses

The Trust pays all its extraordinary fees and expenses, if any, and its allocable portion of all extraordinary fees and expenses of the Trust generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses that are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses that are not currently anticipated obligations of the Trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or the Trust, not the Managing Owner.

Expense Cap

Routine operational, administrative and other ordinary expenses, other than the Managing Owner’s management fee, the fees to be paid to the Advisor(s), brokerage commissions and extraordinary fees and expenses, are limited to 1.50% of the average Net Asset Value of the Class III Units per annum. In the event that fees and expenses for such items exceed such amount for the Class III Units, the Managing Owner will pay such amounts. Any extraordinary fees and expenses are not included in the annual 1.50% expense cap.

Redemption Charge

There is no redemption charge in respect of the Class III Units.

Transfer of Units

The Declaration of Trust restricts the transferability and assignability of the Units. There is not now, nor is there expected to be, any secondary trading market for the Units.

Redemptions

To redeem Units, Unitholders may contact their Correspondent Selling Agent (in writing if required by such Correspondent Selling Agent). Correspondent Selling Agents must notify the Managing Owner in writing in order to effectuate redemptions of the Units. A signature guarantee may be required by your Correspondent Selling Agent or the Managing Owner. However, a Unitholder who no longer has a Correspondent Selling Agent account must request redemption in writing (signature guaranteed unless waived by the Managing Owner) by corresponding with the Managing Owner.

A Unitholder may redeem any or all of his or her Units as of the close of business on the last business day of any calendar month at Net Asset Value, provided that the Request for Redemption is received by the Managing Owner by 10:00 AM NYT at 610 Fifth Avenue #5537, P.O. Box 5537, New York, New York 10185, at least five business days prior to the end of such month excluding the last business day of the month. A redemption will be effective as of the close of business on the last business day of any calendar month. For example, if the last business day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM NYT on Friday of the immediately preceding week. The Managing Owner may, in its sole discretion, waive notice deadlines for redemptions. Your minimum redemption request may be the lesser of either $1,000 or ten Units; provided that, if you are redeeming less than all your Units, your remaining Units must have an aggregate Net Asset Value of at least $25,000 ($10,000 for benefit plan investors, including IRAs). If you only redeem some of your Units and, as a result, your account balances fall below the minimum initial investment amount (i.e., $25,000 or $10,000 for benefit plan investors, including IRAs), the Managing Owner may redeem all of your Units in its sole discretion.

Net Asset Value

The Net Asset Value of the Trust will be calculated by the Administrator and will be equal to the Trust’s assets less its liabilities, including any accrued but unpaid expenses, each valued pursuant to U.S. generally accepted accounting principles consistently applied under the accrual method of accounting (“GAAP”). The Net Asset Value per Unit will be calculated as of the close of business on the last business day of each month, and on such other day or days as the Managing Owner may from time to time determine either generally or in any particular case (each, a “Valuation Day”).

Segregated Accounts/ Investment of Cash

All of the Trust’s assets will be allocated to Galaxy Funds that trade futures, options and foreign exchange transactions, as described herein. Approximately 20% of the Trust’s net assets are used as margin (including cash in excess of the margin requirement) to invest in Galaxy Funds and are placed with one or more clearing brokers in segregated accounts in the name of the Galaxy Funds pursuant to CFTC rules. The Trust is credited with 100% of the interest earned on its average net assets on deposit with the clearing brokers or such other financial institution each month.

The Managing Owner is responsible for the assets of the Trust not required as margin to invest in futures, options and foreign exchange transactions to margin positions. The Managing Owner may invest certain non-margin assets (directly or indirectly through funds) in (i) U.S. government securities (which include any security issued or guaranteed as to principal or interest by the United States), (ii) any certificate of deposit for any of the foregoing, including U.S. treasury bonds, U.S. treasury bills and issues of agencies of the United States government, (iii) corporate bonds or notes, or (iv) other instruments permitted by applicable rules and regulations. Such excess cash may also be maintained with the clearing brokers or in U.S. bank accounts opened in the name of the Trust. To the extent excess cash is not invested in securities, such cash will be subject to the creditworthiness of the institution where such cash is deposited. The Managing Owner may engage additional affiliated or non-affiliated money managers to manage non-margin assets in the future, or may change the portion of non-margin assets allotted to any affiliated or non-affiliated money manager without your consent or prior notice (although the Managing Owner will provide notice of any such change to existing Unitholders).

Currently, approximately 0.80% of the Trust’s net assets are maintained in bank accounts in the name of the Trust and approximately 21.00% of the Trust’s net assets will be invested in short-term fixed income funds.

Currently, the gross rate of return on the investment of non-margin assets (prior to the amount to be paid to the Managing Owner, as described in the following sentence) is estimated to be 2.27% per annum, although such returns may vary.

Each month, the Trust will accrue and the Managing Owner will be paid 1/12 of 50% of the first 1% of the positive return on the investment of non-margin assets calculated as a fraction with the numerator being calculated as the profit or loss earned and/or accrued on the non-margin assets invested for the calendar year, and the denominator being calculated on the average Net Asset Value (adjusted for redemptions received during the year if the 50% of 1% is exceeded by the Trust for the calendar year). The Trust will be credited on a monthly basis with all additional returns earned on the Trust’s investment of non-margin assets in excess of the amount due to the Managing Owner.

Once accrued to the Managing Owner, the amount will not be recovered if the Trust were to experience subsequent losses on non-margin assets. However, the Managing Owner will not be paid additional amounts on the non-margin asset calculation until the Trust exceeds the previous payment threshold (last point at which the Managing Owner was paid a portion of the interest), which will be adjusted pro-rata for redemptions during the period the Trust is below the payment threshold.

Liabilities You Assume

Although the Managing Owner has unlimited liability for any obligations of the Trust that exceed its net assets, your investment in the Trust is part of the assets of a series, and it will therefore be subject to the risks of such series’ trading. You should not lose more than your investment in the Trust, and you should not be subject to the losses or liabilities of a particular series of the Trust in which you have not invested. We have received an opinion of counsel that each series will be entitled to the benefits of the limitation on inter-series liability under the Delaware Statutory Trust Act. Each Unit, when purchased in accordance with the Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.

Limitation of Liabilities

As currently operated, the Trust is only comprised of a single series, but additional series may be established in the future with different terms and trading strategies. The debts, liabilities, obligations, claims and expenses of the Trust should be enforceable against the assets of the relevant series only, and not against the assets of the Trust generally or the assets of any other series (if any), and, unless otherwise provided in the Declaration of Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof should be enforceable against the assets of any other series.

Distributions

The Managing Owner may make distributions to you at its sole discretion. Because the Managing Owner does not presently intend to make ongoing distributions, your income tax liability for a taxable year with respect to the profits allocable to your Class III Units will, in all likelihood, exceed any distributions you receive.

Summary of Taxation

The Trust is organized and operates as a Delaware statutory trust, with the Units of the Trust divided into separate series as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act. The Managing Owner believes that, based in part on certain proposed Treasury regulations, each Series (to the extent such Series has more than one Unitholder) should be classified as a business entity apart from the Trust, and intends each such business entity to constitute a partnership, and not an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. Each Unitholder is required to report separately, on its U.S federal income tax return for its taxable year ending with or within which the taxable year of the applicable Series ends, its distributive share of such Series’ income, gain (including unrealized gain from any positions that are marked-to-market for U.S. federal income tax purposes), losses, deductions, credits and all other items for such taxable year of the Series. Each Unitholder is taxed on its distributive share of a Series’ taxable income and gain, if any, even if such Unitholders do not receive any cash or property distributions or redeem Units. Substantially all of the trading gains and losses of the Trust and of each Series are expected to be treated as capital gains or losses for U.S. federal income tax purposes; interest income received by the Trust or a Series will be treated as ordinary income.

Tax-Exempt Entities

Unitholders who are employee benefit plans (as defined in § 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) and/or entities whose underlying assets include plan assets by reason of a plan’s investment in the entity (such persons, “benefit plan investors”), including employee benefit plans, individual retirement accounts, or IRAs, and 401(k) and Keogh Plans and other tax-exempt entities, such as charitable foundations, (each, a “tax-exempt” entity) may incur income tax liability with respect to their share of the net profits from a transaction to the extent such amounts are treated as giving rise to “unrelated business taxable income” (“UBTI”).

Based on the activities of the Trust, and on the fact that the Trust will not use leverage, a tax-exempt entity will likely only recognize UBTI to the extent it incurs indebtedness with respect to its Units.

ERISA Considerations

The Managing Owner believes that the offering of Units should satisfy the “public-offered security” exemption in the ERISA “plan asset” regulation issued by the U.S. Department of Labor. The Managing Owner may also, in its discretion, rely on the “significant participation” exemption, but may also chose to rely solely upon another exemption.

EACH UNITHOLDER THAT IS SUBJECT TO ERISA AND/OR SECTION 4975, OF THE CODE, AS WELL AS OTHER BENEFIT PLAN INVESTORS, IS ADVISED TO CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISORS AS TO THE CONSEQUENCES OF MAINTAINING AN INVESTMENT IN THE TRUST.

Investment Company Act of 1940

The Trust is not an “investment company” within the meaning of the Investment Company Act.

Anti-Money Laundering

If the Trust determines that any Unitholder is a Prohibited Investor as defined in the Subscription Documents, the Trust may, among other things, freeze that Unitholder’s assets in the Trust and notify appropriate legal authorities.

Fiscal Year

The fiscal year of the Trust ends at the close of business on the last day of December in each year.

Financial Information

The Units are registered with the SEC under the Exchange Act. As such, the Trust is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as applicable, with the SEC. Audited financial statements for the Trust as of and for the year ended December 31, 2015 are included as part of the Trust’s Form 10-K filed with the SEC, and are posted at the SEC website at http://www.sec.gov. Unaudited quarterly financial statements for the Trust are included as part of the Trust’s Forms 10-Q filed with the SEC and are posted at the SEC website at http://www.sec.gov.

Reports to Unitholders

As of the end of each month and as of the end of each fiscal year, the Co-CPOs will furnish you with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants. You also will be provided with appropriate information to permit you to file your Federal and state income tax returns with respect to your Units.

The Co-CPOs will notify Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notification shall include a description of Unitholders’ voting rights.

Additional Information

Upon request by Unitholders, to the extent that the Trust possesses such information or can acquire it without unreasonable effort or expense, the Trust will provide any additional information. Requests for any information to Unitholders should be directed to the Managing Owner or Gemini at the addresses set forth herein.

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This information statement does not purport to be and should not be construed as a complete description of the Trust. Any prospective investor should carefully review the Trust’s Declaration of Trust and the material contracts of the Trust in addition to consulting appropriate legal and tax counsel.